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                                                                       Exhibit A
                                                                       ---------

[MULTI-COLOR CORPORATION LETTERHEAD]


                                                     Contact: William R. Cochran
                                                              Vice President/CFO
                                                                    513/345/1108

             MULTI-COLOR CORPORATION ANNOUNCES ANNUAL MEETING DATE


     Cincinnati, Ohio, May 28, 1999 - Multi-Color Corporation (NASDAQ:LABL) announced today that the Annual Meeting of Shareholders will be held on August 19, 1999. Additionally, the Company announced that it has established a Record Date of July 8, 1999. The deadline for shareholder proposals to be included in the Proxy Statement is June 14, 1999.

     Multi-Color is the leading IML supplier in North America for branded consumer products. IML labels are applied to plastic containers as they are being molded. The Company's shares are traded over the counter under the NASDAQ National Market System symbol LABL.